Exhibit 3(b)


                              MELVILLE CORPORATION


                                 -------------



                                    By-Laws

                                 as amended to
                                 March 8, 1995











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                                    BY-LAWS
                                       OF
                              MELVILLE CORPORATION
                               -----------------

                                   ARTICLE I

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the corporation, for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting, shall be held at the principal office of the corporation, or at such other place within or without the State of New York stated in the notice of the meeting as the Board of Directors may determine, on the second Tuesday of April of each year (unless such day shall be a legal holiday, in which case the annual meeting shall be held on the next succeeding day not a legal holiday), or on such other day in the month of April as the Board of Directors may determine, at 10:00 o'clock in the forenoon, New York City time, or at such other hour stated in the notice of the meeting as the Board of Directors may determine.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders other than those regulated by statute may be held whenever called in writing by the Chairman of the Board of Directors, the President or by vote of a majority of the Board of Directors then holding office.

     Special meetings shall be held at such place within or without the State of New York as is specified in the call thereof.

     SECTION 3. NOTICE OF MEETING; WAIVER. Unless otherwise required by statute, the notice of every meeting of the shareholders shall be in writing and signed by the Chairman of the Board of Directors, the President or a Vice-President or the Secretary or an Assistant Secretary, and shall state the time when and the place where it is to be held, and a copy thereof shall be served, either personally or by mail, upon each shareholder of record entitled to vote at such meeting, not less than ten nor more than fifty days before the meeting. If the meeting to be held is other than the annual meeting of shareholders, the notice shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders to receive payment for their shares pursuant to Section 623 of the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect.
If the notice is mailed, it shall be directed to a shareholder at his address as it appears on the record of shareholders unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.


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     Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting.
The attendance of a shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

     SECTION 4. QUORUM. At any meeting of the shareholders the holders of a majority of the shares entitled to vote and being present in person or represented by proxy shall constitute a quorum for all purposes, unless the representation of a different number shall be required by law or by another provision of these by-laws, and in that case the representation of the number so required shall constitute a quorum.

     If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy, the holders of a majority of the shares present in person or represented by proxy at the meeting may adjourn from time to time without further notice other than by an announcement made at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 5. ORGANIZATION. The Chairman of the Board of Directors or, in his absence, the President or, in his absence, any Executive Vice President, Senior Vice President or Vice President in the order of their seniority or in such other order as may be designated by the Board of Directors, shall call meetings of the shareholders to order and shall act as chairman of such meetings. The Board of Directors or the Executive Committee may appoint any shareholder to act as chairman of any meeting in the absence of any of such officers and in the event of such absence and the failure of such board or committee to appoint a chairman, the shareholders present at such meeting may nominate and appoint any shareholder to act as chairman.

     The Secretary of the corporation, or, in his absence, an Assistant Secretary, shall act as secretary of all meetings of shareholders, but, in the absence of said officers, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 6. VOTING. At each meeting of the shareholders every shareholder of record having the right to vote shall be entitled to vote either in person or by proxy.

     SECTION 7. INSPECTORS OF ELECTION. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Inspectors shall be sworn.


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     SECTION 8.   CONDUCT OF ELECTION. At each meeting of the shareholders,
votes, proxies, consents and ballots shall be received, and all questions touching the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the Inspectors of Election.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. NUMBER OF DIRECTORS. The number of the directors of the corporation shall be fifteen [which number will be reduced to twelve effective at the annual meeting of shareholders on April 11, 1995.

     SECTION 2. TERM AND VACANCIES. Directors shall be elected at the annual meeting of shareholders to hold office until the next annual meeting and until their respective successors have been duly elected and have qualified.

     Vacancies in the Board of Directors occurring between annual meetings, from any cause whatsoever including vacancies created by an increase in the number of directors, shall be filled by the vote of a majority of the remaining directors, though less than a quorum.

     Directors need not be shareholders.

     SECTION 3. GENERAL POWERS OF DIRECTORS. The business of the corporation shall be managed under the direction of its Board of Directors subject to the restrictions imposed by law, by the corporation's certificate of incorporation and amendments thereto, or by these by-laws.

     SECTION 4. MEETINGS OF DIRECTORS. The directors may hold their meetings and may keep an office and maintain the books of the corporation, except as otherwise provided by statute, in such place or places in the State of New York or outside the State of New York as the Board may, from time to time, determine.

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all of the directors consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all directors thereto shall be filed with the minutes of the proceedings of the Board of Directors.

     Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     SECTION 5. REGULAR MEETINGS. Regular Meetings of the Board of Directors shall be held at the principal office of the corporation in the County of

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Westchester, Town of Rye, State of New York, or at such other place within or without the State of New York as shall be designated in the notice of the meeting as follows: One meeting shall be held immediately following the annual meeting of shareholders and further meetings shall be held at such intervals or on such dates as may from time to time be fixed by the directors, all of which meetings shall be held upon not less that four days' notice served upon each director by mailing such notice to him at his address as the same appears upon the records of the corporation, except the meeting which shall be held immediately following the annual meeting of shareholders which meeting shall be held without notice.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the direction of the Chairman of the Board of Directors, or of the President of the corporation, or of one-third of the directors at the time in office. The Secretary shall give notice of each special meeting by mailing such notice not less than four days, or by telegraphing such notice not less than two days, before the date set for a special meeting, to each director.

     SECTION 7. WAIVER. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     SECTION 8. QUORUM. One-third of the total number of directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, the majority of those present may adjourn the meeting from time to time.


     SECTION 9. ORDER OF BUSINESS. At meetings of the Board of Directors business shall be transacted in such order as the Board may fix and determine.

     At all meetings of the Board of Directors, The Chairman of the Board of Directors, or in his absence, the President, or in the absence of both, the Executive Vice-President or any Vice-President (provided such person be a member of the Board) shall preside.

     SECTION 10. ELECTION OF CHAIRMAN, OFFICERS AND COMMITTEES. At the first regular meeting of the Board of Directors in each year, at which a quorum shall be present, held next after the annual meeting of the shareholders, the Board of Directors shall proceed to the election of a Chairman of the Board, of the executive officers of the corporation and of the Executive Committee, if the Board of Directors shall provide for such committee under the provisions of
Article III hereof.

     The Board of Directors from time to time may fill any vacancies among the executive officers, members of the Executive Committee and members of other committees, and may appoint additional executive officers and additional members of such Executive Committee or other committees.


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     SECTION 11.  COMPENSATION. Directors who are not officers or employees of the corporation or any of its subsidiaries may receive such remuneration as the Board may fix, in addition to a fixed sum for attendance at each regular or special meeting of the Board or a Committee of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor. In addition each director shall be entitled to reimbursement for expenses incurred in attending any meeting of the Board or Committee thereof.

                                  ARTICLE III

                                   COMMITTEES

     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors by resolution adopted by a majority of the entire Board, may designate from the Directors an Executive Committee consisting of three or more, to serve at the pleasure of the Board. At all times when the Board of Directors is not in session, the Executive Committee so designated shall have and exercise the powers of the Board of Directors, except that such committee shall have no authority as to the matters set out in Section 3 hereof.

     Meetings of the Executive Committee shall be called by any member of the same, on three days' mailed notice, or one day's telegraphed notice to each of the other members, stating therein the purpose for which such meeting is to be held. Notice of meeting may be waived, in writing, by any member of the Executive Committee.

     All action by the Executive Committee shall be recorded in its minutes and reported from time to time to the Board of Directors.

     The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

     Any action required or permitted to be taken by the Executive Committee may be taken without a meeting if all of the members of the Executive Committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of the Executive Committee thereto shall be filed with the minutes of the proceedings of the Executive Committee.

     Any one or more members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     SECTION 2. OTHER COMMITTEES. The Board of Directors may appoint such other committees, of three or more, as the Board shall, from time to time, deem advisable, which committees shall have and may exercise such powers as shall be prescribed, from time to time, by resolution of the Board of Directors, except

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that such committees shall have no authority as to the matters set out in
Section 3 hereof.

     Actions and recommendations by each committee which shall be appointed pursuant to this section shall be recorded and reported from time to time to the Board of Directors.

     Each such committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors.

     Any action required or permitted to be taken by any such committee may be taken without a meeting if all of the members of such committee consent in writing to the adoption of a resolution authorizing the action, and in such event the resolution and the written consent of all members of such committee thereto shall be filed with the minutes of the proceedings of such committee.

     Any one or more members of any such committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     SECTION 3. LIMITATIONS. No committee shall have authority as to the following matters:

          (1) The submission to shareholders of any action that needs shareholders' authorization.

          (2) The filling of vacancies in the Board of Directors or in any committee.

          (3) The fixing of compensation of the directors for serving on the Board or on any committee.

          (4) The amendment or repeal of the by-laws, or the adoption of new by-laws.

          (5) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

     SECTION 4. ALTERNATES. The Board may designate one or more directors as alternate members of any such committees, who may replace any absent member or members at any meeting of such committees.

     SECTION 5. COMPENSATION. Members of special or standing committees may receive such salary for their services as the Board of Directors may determine; provided, however, that nothing herein contained shall be construed to preclude any member of any such committee from serving the corporation in any other capacity or receiving compensation therefor.


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                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. TITLES AND TERMS OF OFFICE. The executive officers of the corporation shall be the Chairman of the Board of Directors, a Vice Chairman, a President, each of whom shall be a member of the Board of Directors, such number of Executive Vice Presidents, Senior Vice Presidents and Vice Presidents as the Board of Directors shall determine, a Controller, a Treasurer and a Secretary, all of whom shall be chosen by the Board of Directors.

     The Board of Directors may also appoint one or more Assistant Secretaries and one or more Assistant Treasurers, and such other junior officers as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors.

     One person may hold more than one of the above offices except the offices of President and Secretary.

     The officers of the Corporation shall each hold office for one year and until their successors are chosen and qualified, and shall be subject to removal at any time by the affirmative vote of the majority of the entire Board of Directors.

     SECTION 2.   CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the
Board of Directors shall be the chief executive officer of the corporation. He shall have general management and control over the policy, business and affairs of the corporation and shall have such other authority and perform such other duties as usually appertain to a chief executive officer of a business corporation. He shall preside at meetings of the Board of Directors and of the shareholders.

     SECTION 3. VICE CHAIRMAN. The Vice Chairman shall have such authority and perform such duties as the Board of Directors, the Executive Committee, or the Chairman of the Board of Directors may from time to time determine.

     SECTION 4. PRESIDENT. The President shall have such authority and shall perform such duties as the Board of Directors, the Executive Committee, or the Chairman of the Board of Directors may from time to time determine. He shall exercise the powers of the Chairman of the Board of Directors during his absence or inability to act.

     SECTION 5.   EXECUTIVE VICE PRESIDENTS, GROUP VICE PRESIDENTS, SENIOR
VICE PRESIDENTS and VICE PRESIDENTS. The Executive Vice Presidents, Group Vice Presidents and Senior Vice Presidents, if any shall be designated, and the Vice Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors or the President. They shall, in order of their seniority or

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in such other orders as may be designated by the Board of Directors, the
Executive Committee, the Chairman of the Board of Directors and the President during the absence or inability to act of the Chairman of the Board of Directors and the President.

     SECTION 6. PRINCIPAL FINANCIAL OFFICER. An officer designated by the Board of Directors shall be the principal financial officer of the Corporation. He shall render to the Board of Directors, whenever the Board may require, an account of the financial condition of the corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors or the President.

     SECTION 7. CONTROLLER AND PRINCIPAL ACCOUNTING OFFICER. The Controller shall be the principal accounting officer and subject to the direction of the principal financial officer, he shall have supervision over all the accounts and account books of the corporation. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the principal financial officer, and shall exercise the powers of the principal financial officer during his absence or inability to act.

     SECTION 8. TREASURER. The Treasurer shall have custody of the funds and securities of the corporation which come into his hands. When necessary or proper, he may endorse on behalf of the corporation for collection, checks, notes, and other instruments and obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositaries as the Board of Directors or the Executive Committee shall designate; whenever required by the Board of Directors or the Executive Committee, he shall render a statement of his cash account; he shall keep, or cause to be kept, books of account, in which shall be entered and kept full and accurate accounts of all monies received and paid out on account of the corporation; he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, the President and the principal financial officer; he shall give bond for the faithful discharge of his duties, if, as, and when the Board of Directors or the Executive Committee may require. He shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, the President or the principal financial officer.

     SECTION 9. ASSISTANT TREASURERS. Each Assistant Treasurer shall have such powers and perform such duties as may be delegated to him, and the Assistant Treasurers shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors, the President or the principal financial officer, exercise the powers of the Treasurer during his absence or inability to act.

     SECTION 10.  SECRETARY. The Secretary shall keep the minutes of all

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meetings of the Board of Directors and the minutes of all meetings of the shareholders and of the Executive Committee, in books provided for that purpose; he shall attend to the giving and serving of all notices of the corporation; and he shall have charge of the certificate books, transfer books and records of shareholders and such other books and records as the Board of Directors or Executive Committee may direct, all of which shall at all reasonable time be open to the inspection of any director upon application during the usual business hours.

     He shall keep at the office of the corporation, or at the office of the transfer agent or registrar of the corporation's capital stock, a record containing the names, alphabetically arranged, of all persons who are shareholders of the corporation, showing their places of residence, the number of shares of stock held by them, respectively, the time when they respectively became the owners thereof, and the amount paid thereon, and such record shall be open for inspection as prescribed by Section 624 of the Business Corporation Law. He shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors, the Executive Committee, the Chairman of the Board of Directors and the President.

     SECTION 11. ASSISTANT SECRETARIES. Each Assistant Secretary shall have such powers and perform such duties as may be delegated to him, and the Assistant Secretaries shall, in the order of their seniority, or in such other order as may be designated by the Board of Directors, the Executive Committee, the Chairman of the Board of Directors or the President, exercise the powers of the Secretary during his absence or inability to act.

     SECTION 12. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors or by the Executive Committee, the Chairman of the Board of Directors of the corporation, or one designated in a proxy executed by him, and in the absence of either, the President, or a person designated in a proxy executed by him, and in the absence of all such, the Executive Vice Presidents or the Vice Presidents of the corporation in the order of their seniority, shall have full power and authority on behalf of the corporation to attend, and to act, and to vote at meetings of stockholders of any corporation in which this corporation may hold stock, and each such officer of the corporation shall have power to sign a proxy deputizing others to vote the same; and all such who shall be so authorized to vote shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner thereof, the corporation might have possessed and exercised, if present.

     The Board of Directors or the Executive Committee may, by resolution from time to time, confer like powers on any other person or persons which shall supersede the powers of those designated in the foregoing paragraph.

     SECTION 13. All checks, notes, drafts or other instruments for the payment of money shall be signed on behalf of this corporation by such person or persons and in such manner as the Board of Directors or Executive Committee may

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prescribe by resolution from time to time.


                                   ARTICLE V

                               STOCK-RECORD DATE

     SECTION 1. CERTIFICATES FOR STOCK. The certificates for shares of the stock of the corporation shall be in such form, not inconsistent with the certificate filed according to law, as shall be proper or approved by the Board of Directors. Each certificate shall state (i) that the corporation is formed under the laws of the State of New York, (ii) the name of the person or persons to whom issued, (iii) the number and class of shares and the designation of the series, if any, which such certificate represents and (iv) the par value of each share represented by such certificate. Each certificate shall be signed by the Chairman of the Board of Directors, the President, the Executive Vice President or a Vice- President, and also by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the corporation's seal; provided, however, that if such certificates are signed by a transfer agent or transfer clerk and by a registrar the signature of the Chairman of the Board of Directors, the President, the Executive Vice-President, Vice-President, Treasurer, Assistant Treasurer, Secretary and Assistant Secretary and the seal of the corporation upon such certificates may be facsimiles, engraved or printed.

     SECTION 2. TRANSFER OF SHARES. Shares of the stock of the corporation may be transferred on the record of shareholders of the corporation by the holder thereof in person or by his duly authorized attorney upon surrender of a certificate therefor properly endorsed.

     SECTION 3. The Board of Directors and the Executive Committee shall have power and authority to make all such rules and regulations as respectively they may deem expedient concerning the issue, transfer and registration of such certificates for shares of the stock of the corporation as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any shareholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

     SECTION 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors or Executive Committee may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be countersigned by such transfer agent and registered by such registrar of transfers. One person or organization may serve as both transfer agent and registrar.

     SECTION 5. RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to

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receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

     SECTION 6. LIST OF SHAREHOLDERS. The Secretary of the corporation or the transfer agent of its stock shall make and certify a list of the shareholders as of the record date and the number of shares of each class of stock of record in the name of each shareholder and such list shall be present at every meeting of shareholders. If the right to vote at any meeting is challenged, the inspectors of elections, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat, may vote at such meeting.

     SECTION 7. Dividends may be declared and paid out of the surplus of the corporation as often and at such times and to such extent as the Board of Directors may determine, consistent with the provisions of the certificate of incorporation of the corporation or other certificate of the corporation filed pursuant to law.

                                   ARTICLE VI

                                 CORPORATE SEAL

     The Board of Directors shall provide a suitable seal containing the name of the corporation and of the state under the laws of which the corporation was incorporated; and the Secretary shall have the custody thereof.

                                  ARTICLE VII

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The corporation shall indemnify any person to the fullest extent permitted by applicable law against any and all expenses (including, without limitation, investigation expenses and expert witnesses' and attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person (net of any related insurance proceeds received by or paid on behalf of such person) in connection with any present or future threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, whether or not such claim, action, suit or proceeding is by or in the right of the corporation based upon, arising from, relating to, or by reason of the fact that such person was, is, shall be or shall have been a director or an officer of the corporation, or is or was serving, shall serve or shall have served at the request of the corporation as director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise; provided that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate

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dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

     For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonable believed, by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interest of the corporation.

     A person entitled to indemnity under the first paragraph of this section who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in such paragraph shall be entitled to indemnification as authorized in such paragraph. Any other indemnification under such paragraph, unless awarded by a court, shall be made by the corporation only if authorized in the specific case,

          1. by the Board of Directors acting by a quorum of Directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in such paragraph, or

          2. if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, (i) by the Board of Directors upon the opinion in writing of independent legal counsel that indeminification is proper in the circumstances because the applicable standard of conduct set forth in such paragraph has been met by such person, or (ii) by the shareholders upon a finding that such person has met the applicable standard of conduct set forth in such paragraph.

     Expenses incurred by a person in defending a civil or criminal action, suit or proceeding shall be paid by the corporation promptly as incurred and in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of such person to repay such amount to the extent the expenses so advanced exceed the indemnification to which it is ultimately determined that he is entitled.

     The termination of any such civil, or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that a director's or officer's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

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     If under the foregoing provisions any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to his action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.



                                  ARTICLE VIII

                                   AMENDMENTS

     SECTION 1. These by-laws may be amended, repealed or adopted by the affirmative vote of the holders of a majority of all the shares outstanding and entitled to vote at any regular or special meeting of the shareholders, if notice of the proposed alteration or amendment be contained in the notice of the meeting, provided, however, that no change in the time or place for the election of directors shall be made within fifty days next preceding the date on which such election is to be held and that in case of any change of such time or place, notice thereof shall be given to each shareholder in person or by letter mailed to his last known post office address, at least fifty days before the election is held.

     The Board of Directors shall have the power to amend or repeal these by-laws, or any of them, or to adopt any new by-law, but any such action of the Board may be amended or repealed by the shareholders, provided, however, that any amendment which changes the number of directors shall require the vote of a majority of the entire board.

     If any by-law regulating an impending election of directors is adopted or amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of the shareholders for the election of directors the by-law so adopted or amended or repealed, together with a concise statement of the changes made.

                                   ARTICLE IX

                                   DIVISIONS

     SECTION 1.   ORGANIZATION. The Board of Directors may cause the business

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and operations of this corporation to be divided into divisions based upon character or type of operations, operating units, or upon such other basis of division as the Board of Directors may from time to time determine to be advisable, any may cause the business and operations of any such division to be further divided into subdivisions or departments if deemed advisable by the Board of Directors and upon such basis of subdivision as the Board of Directors may determine.

     SECTION 2. OFFICERS OF DIVISIONS. The Board of Directors of the corporation may provide for the appointment of officers for each division into which any of the activities of this corporation may be divided, with such duties as the Board of Directors of the corporation may from time to time determine. Officers of a division may be designated by such titles as President, Executive Vice President, Senior Vice President, Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer, or Controller, as the Board of Directors of the corporation may from time to time determine. The authority of the officers of each division shall be subject to the control of, and shall be limited to acts and transactions in conformity with the policies of, the Board of Directors of the corporation, and may be further limited to acts and transactions pertaining to the business of this corporation which such division is authorized to transact and perform. Individuals shall be appointed as divisional officers, and may be removed as such, by the Chairman of the Board of Directors, who shall report all such appointments and removals to the Board of Directors of the corporation. One person may hold more than one of divisional or departmental offices. Any general officer of the corporation shall be eligible for appointment to one or more offices in one or more divisions or departments, but a divisional or departmental officer, as such, shall not be an officer of the corporation.

     SECTION 3. BY-LAWS OF DIVISIONS. The Board of Directors of the corporation may establish and amend from time to time by-laws for each division. Such by-laws may contain provisions setting forth the titles, duties and responsibilities of the Board of Directors, Executive Committee and officers of each division and such other rules relating to the operation of the division as the Board of Directors shall provide.



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